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                                                                    Exhibit 3.61


                            ARTICLES OF INCORPORATION

                                       OF

                           TELECOM INTERNATIONAL, INC.


          The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Florida Business Corporation Act.

          FIRST: The corporate name for the corporation (hereinafter called the "corporation") is Telecom International, Inc.

          SECOND: The street address, wherever located, of the principal office of the corporation is 680 North Lake Shore Drive, Chicago, Illinois 60611.

          The mailing address, wherever located, of the corporation is 680 North Lake Shore Drive, Chicago, Illinois 60611.

          THIRD: The number of shares that the corporation is authorized to issue is 1,000, all of which are without par value and are of the same class and are Common shares.

          FOURTH: The street address of the initial registered office of the corporation in the State of Florida is c/o The Prentice-Hall Corporation System, Inc., 1201 Hays Street, Suite 105, Tallahassee, Florida 32301.

          The name of the initial registered agent of the corporation at the said registered office is The Prentice-Hall Corporation System, Inc.

          The written acceptance of the said initial registered agent, as required by the provisions of Section 607.0501(3) of the Florida Business Corporation Act, is set forth following the signature of the incorporator and is made a part of these Articles of Incorporation.

          FIFTH: The name and the address of the incorporator are:


NAME                                 ADDRESS
----                                 --------
Howard Shapiro                       c/o Playboy Enterprises, Inc.

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                                     680 North Lake Shore Drive
                                     Chicago, Illinois 60611

          SIXTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

          SEVENTH: The purposes for which the corporation is organized, which shall include the authority of the corporation to engage in any lawful business for which corporations may be organized under the Florida Business Corporation Act, are as follows:

          To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition, or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements, and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

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          To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

          To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

               (a) inventions, devices, formulae, processes, and any improvements and modifications thereof;

               (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

               (c) franchises, licenses, grants, and concessions.

          To have all of the general powers granted to corporations organized under the Florida Business Corporation Act, whether granted by specific statutory authority or by construction of law.

          EIGHTH:  The duration of the corporation shall be perpetual.

          NINTH: The corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and

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supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, of other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          TENTH: Whenever the corporation shall be engaged in the business of exploiting natural resources or other wasting assets, distributions may be paid in cash out of depletion or similar reserves at the discretion of the Board of Directors and in conformity with the provisions of the Florida Business Corporation Act.

          ELEVENTH: The corporate existence of the corporation shall begin on March 8, 1994.

Signed on March 8, 1994


                                                  /s/ Howard Shapiro
                                                 ----------------------
                                                 Howard Shapiro,
                                                 Incorporator

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Having been named as registered agent and to accept service of process for the above-named corporation at the place designated in these Articles of Incorporation, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

                                      THE PRENTICE-HALL CORPORATION SYSTEM, INC.

                                      By:      /s/ Anthony E. Mackay
                                          --------------------------------------
                                          ANTHONY E. MACKAY, ASST SEC

                                      Date: 3/30/94